EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Calpine Corporation (the “Company”) on Form 10-K for the period ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge, based upon a review of the Report:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ JACK A. FUSCO	/s/ ZAMIR RAUF
Jack A. Fusco	Zamir Rauf
President, Chief Executive Officer	Executive Vice President and
and Director	Chief Financial Officer
Calpine Corporation	Calpine Corporation

Dated: February 17, 2011

A signed original of this written statement required by Section 906 has been provided to Calpine Corporation and will be retained by Calpine Corporation and furnished to the Securities and Exchange Commission or its staff upon request.